Exhibit 99.1

Popular, Inc. Releases Its 2016 Dodd-Frank Act Stress Test Results

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--October 17, 2016--Popular, Inc. (NASDAQ:BPOP) today disclosed the results of its 2016 “company-run” stress test required by the Dodd-Frank Wall Street Reform and Consumer Protection Act for Popular, Inc. and its principal banking subsidiary, Banco Popular de Puerto Rico.

The information is available at www.popular.com under Investor Relations, Presentations and Webcasts.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

CONTACT:
Popular, Inc.
Media Relations:
Teruca Rullán, 917-679-3596 or 787-281-5170
or
Investor Relations:
Brett Scheiner, 212-417-6721